United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BTU International, Inc.

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BTU INTERNATIONAL, INC.

23 Esquire Road

North Billerica, Massachusetts 01862-2596, USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2010

Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. (the “Company”) will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 21, 2010, for the following purposes:

1.	To elect five directors to serve for the ensuing year.

2.	To consider and act upon a proposal to amend the Company’s 1988 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder.

3.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 30, 2010, are entitled to notice of and to vote at the meeting.

If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

JOHN E. BEARD

Secretary

North Billerica, Massachusetts

April 16, 2010

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2010

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of BTU International, Inc. (“BTU” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 21, 2010 or at any adjournment thereof. This proxy is available for viewing on the Company’s website, www.btu.com.

The holders of record of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on March 30, 2010, are entitled to notice of and to vote at the Meeting. There were 9,436,699 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified. If you sign the proxy card or voting instruction form but make no specifications, your shares will be voted for the election as directors of the nominees named herein. To be voted, proxies must be filed with the Secretary prior to voting. A proxy may be revoked at any time before it is voted by filing a written notice of such revocation with the Secretary at the address of the Company set forth below. If you hold your shares in street name, you should follow the instructions on the voting instruction form provided by your broker or other nominee.

The holders of a majority of the issued and outstanding shares of Common Stock, which are entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the meeting for the election of directors. The proposal to approve the amendment to the Company’s 1988 Employee Stock Purchase Plan will require the affirmative vote of the majority of the votes cast. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote, that reflect abstentions or that are broker non-votes, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. But because abstentions, proxies that withhold authority and broker non-votes are not “votes cast,” they will not have any effect on the outcome of voting on either of the two proposals.

This proxy statement and the enclosed proxy form are first being sent to stockholders on or about April 16, 2010. This year BTU is a “smaller reporting company” under the rules of the Securities and Exchange Commission and different disclosure rules apply to it. As a result, the information included in this proxy statement differs from prior years. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 21, 2010. This proxy statement is available on our website at www.btu.com. Additionally, the Annual Report on Form 10-K for BTU’s year ended December 31, 2009, and a form of proxy, which have both been mailed with this proxy statement, are also available on our website. Stockholders may obtain a free copy of any of these documents by sending a request in writing to Peter Tallian, the Company’s Chief Financial Officer, at the Company’s address set forth above or by calling 1-800-800-8998 or e-mailing ir@btu.com. Information on how to obtain directions to be able to attend the meeting and vote in person are available on the Company’s website.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company has nominated the individuals listed below, all of whom currently serve as directors, for election as directors.

Directors are elected by a plurality of the votes cast at the Meeting for the election of directors. The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked, to elect as directors the five nominees named below, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

The persons elected as directors will serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

Information Regarding the Nominees

Name	Business Experiences and Current Directorships	Age	Director Since
Paul J. van der Wansem	President, Chief Executive Officer (1979-2002) of the Company; returned to position in October 2004. Chairman of the Board of Directors of the Company (1979-present). Director, Center for Quality of Management, a non-profit organization, until August 2006.	70	1979

Prior to joining BTU, Mr. van der Wansem served as Vice President of Holec, N.V., a Dutch electronics company, President of Holec, USA, and as a Management Consultant for the Boston Consulting Group.

We believe Mr. van der Wansem’s qualifications to serve on our Board of Directors and as its Chairman include his many years of operational and strategic management experience in a global business environment, including his 29 years as our chief executive officer. His experience and perspective are a valuable asset to lead our worldwide business with a predominantly multinational customer base and manufacturing facilities in both the United States and China.

Joseph F. Wrinn	Director; Vice President, Business Development of Teradyne, Inc. (2004-present); Vice President, Platform Engineering of Teradyne, Inc. (2000-2004).	56	1999

Mr. Wrinn has been a Director of the Company since 1999; he has held general management and engineering management positions during his 30+ year career with Teradyne, a global technology company.

We believe Mr. Wrinn’s qualifications to serve on our Board of Directors include his many years of management and engineering management experience at Teradyne.

Name	Business Experiences and Current Directorships	Age	Director Since
John E. Beard	Director; Of Counsel, Ropes & Gray LLP, a law firm; Partner 1967-2000.	77	2002

Mr. Beard has been the Company’s Corporate Secretary since 1981 and joined the Board as a Director in June 2002. At Ropes & Gray, he represented companies like EMC and Millipore in high-technology products and services as well as helped companies to establish and operate joint ventures and other strategic partnerships.

We believe Mr. Beard’s qualifications to serve on our Board of Directors include his extensive experience in corporate law.

G. Mead Wyman	Director; Director, Grupo Guayacan, Inc., a Puerto Rico based non-profit private equity management company (1995 to present); Director, Strategic Lumber Resources Inc., a private company. Retired Senior Vice President, Treasurer and Chief Financial Officer, Mercury Computer Systems Inc. (1996-2002).	69	2004

Mr. Wyman has been a Director of the Company since 2004. Prior to Mercury Computer, he was the chief financial officer and treasurer at Lotus Development Corporation, a senior financial executive at Prime Computer and a general partner in Hambrecht and Quist Venture Partners.

We believe Mr. Wyman’s qualifications to serve on our Board of Directors include his experience during his career as chief financial officer of three public companies with identifying and managing financial, compliance and general business risk.

J. Samuel Parkhill	Director; President and Chief Executive Officer, The Hall Corporation, a privately held company (1995-present).	73	2004

Mr. Parkhill has been a Director of the Company since 2004. He has been with The Hall Corporation (formerly The Stackpole Corporation), a privately held company formerly involved in manufacturing operations, since 1983 and has served as their CEO since 1995. Prior to that, he held various executive and legal positions with Ionics, Inc., Waters Corporation and Eastern Gas and Fuel Associates.

We believe Mr. Parkhill’s qualifications to serve on our Board of Directors include his many years of experience in operational management and finance in diversified manufacturing corporations.

At the current time, Mr. van der Wansem serves as both the Chairman of the Board and our Chief Executive Officer. Mr. van der Wansem is a significant stakeholder in the Company, beneficially owning approximately 19.68% of our outstanding common stock. As such, we believe it is appropriate that he set the agenda for the Board of Directors in addition to serving as the Chief Executive Officer. We also do not believe that the size of the Company warrants the division of these responsibilities. We do not have a single lead director because our Board of Directors is small enough that the independent directors work effectively together as a group and the presiding director at meetings of the independent directors rotates among the chairmen of the committees.

During 2009, the Board held six meetings. Each of the directors attended at least 85% of all Board and relevant committee meetings during the year. Our Board members are encouraged to attend the Company’s annual meeting. In some cases, this has been impractical due to other obligations. Last year, all members of the Board attended the annual meeting.

All members of the Company’s Board, except for Mr. van der Wansem, are independent as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

At each meeting of the Board of Directors, the entire Board receives reports from our executive officers about the Company’s business. In these reports, specific risks in our operations and in the execution of our business plan, along with mitigation strategies, are identified and discussed. In addition, our Audit Committee reviews with management and our independent registered accounting firm areas of financial and compliance risk.

The current members of the Board’s committees are identified below:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
Paul J. van der Wansem
Joseph F. Wrinn	X	X
John E. Beard			Chair
G. Mead Wyman	Chair	X
J. Samuel Parkhill	X	Chair	X

The Audit Committee selects and oversees the independent registered public accountants to be engaged by the Company; reviews with the independent registered public accountants and management the Company’s internal accounting procedures and controls; reviews with the independent registered public accountants the scope and results of their audit of the consolidated financial statements of the Company; reviews the adequacy of its charter; and performs other activities as the Board or the Audit Committee deems appropriate. All Audit Committee members, in addition to being independent under the NASDAQ listing standards, also meet the more stringent requirements for independence under the Sarbanes Oxley Act of 2002. The Board determined that Mr. Wyman is an “audit committee financial expert.” The Audit Committee held seven meetings during 2009. The current Audit Committee charter is available on the Company’s website at www.btu.com.

The Compensation Committee administers the Company’s stock option and compensation plans; reviews and evaluates the total compensation for the Company’s executive officers; assists the Board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; evaluates the Chief Executive Officer; reviews the adequacy of its charter; and reviews other matters as the Board or the Compensation Committee deems appropriate. The Committee held five meetings during 2009. The current Compensation Committee charter is available on the Company’s website at www.btu.com.

The Governance and Nominating Committee manages the selection of director nominees; reviews corporate governance principles; and oversees the evaluation of the Board and its dealings with management and appropriate committees of the Board. Any nominees for director will be evaluated and recommended by a majority of the independent directors currently serving on the Board. Although there are no dispositive qualifications for service as a director of the Company, the Company seeks candidates who will have the integrity, business experience, commitment and independence to act in the best interest of the Company and its stockholders. The Governance and Nominating Committee has no specific policy on the consideration of diversity, however defined, in the consideration of director nominees. However, the Committee would be favorably disposed to candidates of diverse background who otherwise meet the qualities of integrity, business experience, commitment and independence that it seeks. Each director is urged to suggest appropriate candidates to the Chairman of the Board for consideration. The Board will also consider recommendations by stockholders and will evaluate any such recommended candidates against the same criteria as internally generated candidates. A stockholder may recommend a nominee by writing to Director Nominations, Board of Directors, BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862. The Committee held four meetings during 2009. The current Governance and Nominating Committee charter is available on the Company’s website at www.btu.com.

Communications from Stockholders

Any stockholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862. These communications will be forwarded to the Chairman of the Audit Committee, who will determine what action to take with respect to the communication, including where appropriate, providing copies of the communication to the other directors.

Executive Compensation

The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who as of December 31, 2009 were the Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”), for services to the Company for the years ended December 31, 2009 and December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
Paul J. van der Wansem	2009	$403,750	—	$237,590	$66,733	$18,833	$726,906
President, Chairman and Chief Executive Officer	2008	$449,615	—	$464,310	$4,904	$17,966	$936,795

James M. Griffin	2009	$201,460	$2,925	$40,800	$17,174	$9,355	$271,714
Vice-President, Sales and Service and Corporate Officer	2008	$186,148	$9,803	$112,560	$1,915	$6,387	$316,813

John J. McCaffrey	2009	$205,635	—	$99,050	$25,908	$8,487	$339,080
Vice-President, Operations and Engineering and Corporate Officer	2008	$170,962	—	$282,800	$2,423	$1,240	$457,425

(1)	As a result of adverse market conditions affecting the financial performance of the Company, the Board of Directors, in consultation with Senior Management, instituted a 20% reduction in base salary for Mr. van der Wansem and a 10% reduction in base salaries for the remaining Named Executive Officers during the second quarter of 2009. The original salaries were reinstated beginning with the third quarter of 2009.
(2)	See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009 for a discussion of the assumptions used under FASB ASC Topic 718 (formerly SFAS 123R) to value equity based compensation.
(3)	All 2009 Non-Equity Incentive Plan Compensation was paid in the first quarter of fiscal 2010 per the terms of the agreements.

Outstanding Equity Awards at 2009 Year-End

The table below sets forth information about outstanding equity awards held by the Named Executive Officers as of December 31, 2009.

		Option Awards				Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul J. van der Wansem	2/18/2005	37,500	—	$3.00	2/18/2012
	6/14/2006	45,000	15,000	$13.16	6/14/2013
	5/18/2007	30,000	30,000	$11.93	5/18/2014
	5/16/2008	16,500	49,500	$10.05	5/16/2015
	10/31/2008	8,250	24,750	$5.01	10/31/2015
	5/15/2009	—	33,000	$4.06	5/15/2016
	10/26/2009	—	50,000	$5.79	10/26/2016

James M. Griffin	12/22/2003	8,000	—	$3.50	12/22/2010
	10/31/2008	2,000	6,000	$5.01	10/31/2015
	5/18/2009	—	17,600	$4.06	5/18/2016
	5/15/2009	—	8,000	$4.06	5/15/2016
	10/26/2009	—	7,000	$5.79	10/26/2016

John J. McCaffrey	10/31/2008	3,750	11,250	$5.01	10/31/2015
	5/18/2009	—	14,000	$4.06	5/18/2016
	5/15/2009	—	15,000	$4.06	5/15/2016
	10/26/2009	—	20,000	$5.79	10/26/2016

(1)	The awards listed above vest quarterly, with 25% vesting on each of the first, second, third, and fourth anniversaries of the date of grant, except for the options expiring on 5/18/2016 granted under the 2009 Stock Option Exchange Program which vest in thirds on each of the first, second and third anniversaries of the date of grant.

All of the option awards listed above were granted under the 2003 Equity Incentive Plan (the “2003 Plan”). The 2003 Plan allows for the award of stock and stock options to employees, directors and consultants. Under the terms of the 2003 Plan, other stock awards can also be granted at the discretion of the Compensation Committee.

Employment Contracts

In June 2005, Mr. van der Wansem executed an employment agreement with the Company. The Agreement provides as follows:

If Mr. van der Wansem’s employment is terminated in the event of death or disability or if he terminates his employment with the Company for other than good reason, as defined in the agreement, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, and (v) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for cause, as defined in the agreement, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid and (iv) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for reasons other than for cause or if he terminates his employment with the Company for good reason, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, (v) business expenses incurred but not yet paid, and (vi) an amount equal to his base salary, at his then current rate of pay, for a period equal to twelve months. In addition, the Company will continue Mr. van der Wansem’s medical and dental payments for six months after termination and his automobile allowance for three months after termination.

If a change of control occurs and if Mr. van der Wansem’s employment is terminated for a reason other than for cause, the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) any bonus for the fiscal year of the termination, pro-rated based on the number of days during which Mr. van der Wansem was employed by the Company, (v) business expenses incurred but not yet paid and (vi) an amount equal to his annual base salary, at his then current rate of pay, paid in a single lump-sum payment. Additionally, the Company will accelerate the exercisability of any options and cancel any restrictions on any restricted stock he holds.

If Mr. van der Wansem’s employment is terminated and a change in control occurs in the following four months, the Company will pay to Mr. van der Wansem a lump sum payment reflecting his aggregate remaining severance payments that he would have been entitled to upon a termination following a change in control, as described above, and the difference between the exercise price and the closing price (on the date of the change of control) on all options held by Mr. van der Wansem that were cancelled or expired upon his termination.

Mr. van der Wansem has agreed to confidentiality provisions and to a one-year non-competition covenant, following any termination of his employment.

On December 7, 2005, James M. Griffin and on February 18, 2008, John J. McCaffrey (each, the “Executive”), executed an employment agreement with the Company. These agreements provide as follows:

•

In the event that the Company terminates the Executive’s employment other than for cause, as defined in the agreement, the Company will continue to pay the Executive’s salary for up to 12 months, depending on length of service, will continue to contribute to the premium cost of the Executive’s medical and dental coverage during this period, and will pay a pro-rata portion of the Executive’s bonus for the year of termination.

•

In the event that within one year of a change in control the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment for good reason, as defined in the agreement, the Company will make a lump-sum payment to the Executive equal to 12 months of the Executive’s base salary and a pro-rata bonus. In addition, for 12 months following the date of termination, the Company will continue to contribute to the premium cost of the Executive’s medical and dental coverage.

•

If a change of control occurs, and (i) the Executive remains employed by the Company on the date that is six months thereafter or (ii) the Company terminates the Executive’s employment other than for cause before six months thereafter, the Company will provide Mr. Griffin with either (A) a cash payment equal to the value of 10,000 shares of the Company’s Common Stock at the time of the change of control or (B) at the Company’s option, if the Company is the surviving corporation, 10,000 shares of the Company’s Common Stock. Mr. McCaffrey’s agreement regarding this section of the agreement is based on 7,000 shares calculated as stated above.

•	Each Executive also agrees to comply with certain confidentiality, standstill and non-solicit covenants following a termination of employment.

Estimated Payments Upon Severance or Change-in-Control

Upon certain types of termination of employment not related to a change in control of the Company, severance benefits may be paid to the Named Executive Officers. Similarly, the Named Executive Officers may be entitled to change-in-control severance payments. The specific severance payments for each of the Named Executive Officers are discussed above in the portion of this proxy titled “Employment Contracts.”

Directors’ Compensation

The table below shows the compensation for services provided in all capacities by the Company’s directors for the year ended December 31, 2009.

DIRECTOR COMPENSATION FOR 2009

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total
Joseph F. Wrinn	$13,650	$13,438	$27,088
John E. Beard	$13,425	$13,438	$26,863
G. Mead Wyman	$16,150	$13,438	$29,588
J. Samuel Parkhill	$14,400	$13,438	$27,838
J. Chuan Chu (3)	$—	$—	$—

(1)	See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009 for a discussion of the assumptions used under FASB ASC Topic 718 (formerly SFAS 123R) to value equity based compensation.
(2)	Options outstanding for each Director at December 31, 2009 were as follows: 23,690 shares for Mr. Wrinn, 22,690 shares for Mr. Beard, 24,156 shares for Mr. Wyman and 26,690 shares for Mr. Parkhill.
(3)	Dr. Jeffrey Chuan Chu resigned as a Director of the Company effective February 23, 2009.

On April 1, 2009, Messrs. Wrinn, Beard, Wyman and Parkhill each received an option to purchase 2,252 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($3.33 per share) under the Company’s 1998 Stock Option plan for Non-Employee Directors (the “1998 Plan”). These options become exercisable one year from date of grant, and expire five years from the date of grant.

On May 15, 2009, Messrs. Wrinn, Beard, Wyman and Parkhill each received an option to purchase 3,000 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($4.06 per share) under the Company’s 1998 Plan. These options become exercisable with respect to one-fourth of the shares on each of the first, second, third and fourth anniversary of the date of grant, and expire seven years from the date of grant.

On October 1, 2009, Messrs. Wrinn, Beard, Wyman and Parkhill each received an option to purchase 1,242 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($6.04 per share) under the Company’s 1998 Plan. These options become exercisable one year from the date of grant, and expire five years from the date of grant.

The Company’s compensation for 2009 for non-employee directors was as follows:

•	New directors receive 4,000 stock options upon appointment to the Board. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•

The annual retainer is $15,000, which, at the option of the individual director, can be paid either in cash or one half in cash and the other half in options. The formula for options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the closing price of the Common Stock on the date of the award. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•	Directors serving as chairman of committees receive an extra payment in cash as follows:

•	Chair of the Audit Committee receives $2,500 per year

•	Chair of the Compensation Committee receives $1,000 per year

•	Chair of the Governance and Nominating Committee receives $500 per year

•	Directors each receive an annual grant of 3,000 stock options. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•

Attendance at Board meetings and committee meetings (if separate from a Board meeting) is compensated at the rate of $1,000 and $500 per meeting, respectively; participation by substantive conference call will be compensated at the rate of $500 and $250 per call, respectively.

As a result of adverse market conditions affecting the financial performance of the Company, the Board of Directors instituted a 10% reduction in the cash compensation paid to each director during the second quarter of 2009. Cash compensation returned to its original amounts beginning with the third quarter of 2009.

Equity Compensation Plan Benefit Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,177,028	$6.55	502,762	(1)(2)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,177,028	$6.55	502,762

(1)	Includes up to 100,000 shares of restricted or unrestricted Common Stock which may also be issued under the Company’s 2003 Plan.
(2)	Includes 33,611 shares available under the Company’s employee stock purchase plan.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED 1988 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 100,000 SHARES THE

NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Introduction

On April 5, 2010, our Board of Directors adopted, subject to stockholder approval at the Meeting, an amendment to the 1988 Employee Stock Purchase Plan, as amended (the “Amended and Restated 1988 Employee Stock Purchase Plan”, or the “Purchase Plan”) that would increase by 100,000 shares the total number of shares of Common Stock authorized for issuance under the plan.

As of March 30, 2010, an aggregate of 31,474 shares of Common Stock remained available for future grant under the Purchase Plan. The purpose of the Purchase Plan is to provide our employees, including employees of certain subsidiaries, with an opportunity to purchase our Common Stock through accumulated payroll deductions, as more fully described below. The Board of Directors believes that the number of shares that remain available for issuance under the Purchase Plan is insufficient to continue to fulfill the purpose of the Purchase Plan and, accordingly, the number of shares of Common Stock authorized for issuance thereunder should be increased by 100,000 shares to 600,000.

Recommendation of the Board of Directors

The Board of Directors believes that approval of the amendment to the Purchase Plan is in the best interests of the Company and its stockholders, and, therefore, unanimously recommends a vote FOR the approval of the amendment to the Purchase Plan.

Summary of the Purchase Plan, As Amended

The following description is only a summary of the material features of the Purchase Plan and does not describe all of the provisions that may be important to you. Other than an increase in the number of shares authorized for issuance, there are no changes to the Purchase Plan.

Administration. The Purchase Plan is administered by the Compensation Committee. Options to purchase Common Stock (“Options”) are granted twice yearly, on January 1 and July 1, and are automatically exercised effective on the succeeding June 30 or December 31, respectively, if the employee is a participant in the Purchase Plan at that time. Options are exercisable through accumulation of payroll deductions (of not less than 1/2% nor more than 10% of compensation as defined in the Purchase Plan) for the number of whole shares determined by dividing the balance in the employee’s withholding account on the last day of the option period by the purchase price per share for the stock determined under the Purchase Plan. The purchase price for shares will be the lower of 85% of the fair market value of the stock at the time of grant, or 85% of the fair market value of the stock at the time of exercise.

An employee may cancel his or her Option at any time prior to exercise, and upon such cancellation, the balance in the employee’s withholding account will be returned to the employee. Each employee’s rights in an Option will be exercisable during his or her lifetime only by the employee and may not be sold, pledged, assigned, or otherwise transferred. Nothing in the Purchase Plan is to be construed so as to give an employee the right to be retained in the service of the Company.

No employee is to be granted an Option under the Purchase Plan that would permit his rights to purchase shares of Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to him is outstanding.

The closing price of the Company’s Common Stock as reported on the NASDAQ Global Market on April 8, 2010 was $6.00 per share.

Eligibility. Each employee of the Company or of a participating subsidiary of the Company having at least six months of continuous service on the date of grant of an option will be eligible to participate in the Purchase Plan, provided that employees who own or are deemed to own stock possessing 5% or more of the total combined voting power or value of BTU may not participate. At December 31, 2009, there were approximately 160 employees eligible to participate in the Purchase Plan.

New Plan Benefits

Eligible employees participate in the Purchase Plan voluntarily and each such employee determines his/her level of payroll deductions within the guidelines fixed by the Purchase Plan. Accordingly, the future benefits or amounts that would be received under the Purchase Plan by executive officers and non-executive officer employees as a result of the increase in the shares under the Purchase Plan are not determinable at this time. Non-employee directors are not allowed to participate in the Purchase Plan.

Federal Income Tax Consequences

The Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. As a general matter, an employee will not realize any taxable income upon the grant or exercise of an option under the Purchase Plan. The federal income tax consequences of the sale or other disposition of shares acquired under the Purchase Plan depend on the length of time the employee holds the shares. If an employee disposes of shares acquired under the Purchase Plan that he or she held for at least two years after the grant of the option, or if the employee dies at any time while the employee holds the shares, then at the time of such disposition or death the employee will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price paid for the shares, or (ii) 15 percent of the fair market value of the shares at the time the option was granted. In the case of such a disposition other than at death, any additional gain recognized upon the disposition will be long-term capital gain. If shares acquired under the Purchase Plan are disposed of less than two years after the date of grant of the option, the employee will generally recognize ordinary compensation income equal to the excess of the fair market value of the shares on the date of exercise of the option over the purchase price paid for the shares, with any additional gain constituting long-term or short-term capital gain depending on the employee’s holding period for such shares. In either case, any loss resulting from the disposition of shares acquired under the Purchase Plan will be treated as a capital loss. BTU will not be entitled to any tax deduction upon the exercise of an option or upon a disposition of shares acquired under the Purchase Plan held by an employee for at least the two-year holding period described above or in connection with an employee’s death. If an employee disposes of shares acquired under the Purchase Plan within the two-year period described above, BTU will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee upon such disposition.

Vote Required

To approve Proposal 2, a majority of the votes cast must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not provide instructions on how to vote your shares, your brokerage firm does not have the authority to vote your shares on Proposal 2. These broker non-votes and any abstentions will not have any effect on the outcome of voting on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE PROPOSAL

Beneficial Ownership of Shares

The following table sets forth certain information regarding beneficial ownership as of March 30, 2010 of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) by each of the Company’s directors, (iii) by each Named Executive Officer of the Company listed above in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person is 23 Esquire Road, North Billerica, Massachusetts 01862.

	Common Stock Beneficially Owned (1)
Directors and Executive Officers	Number of Shares	Percent of Class
Paul J. van der Wansem (2)	1,857,650	19.68%
Joseph F. Wrinn (3)	32,299	*
John E. Beard (3)(5)	35,261	*
G. Mead Wyman (3)	22,587	*
J. Samuel Parkhill (3)	26,087	*
James M. Griffin (3)	28,367	*
John J. McCaffrey (3)	18,167	*
All directors and executive officers as a group (10 persons) (4)	2,063,690	21.90%

5% Beneficial Owners
Austin W. Marxe & David M. Greenhouse (6) 527 Madison Avenue, Suite 2600 New York, New York 10022	1,226,367	13.0%

T. Rowe Price Associates, Inc. (7) 100 E. Pratt Street Baltimore, MD 21202	932,600	9.9%

Royce & Associates, LLC (8) 745 Fifth Avenue New York, NY 10151	899,109	9.5%

Bank of America Corporation (9) 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	720,721	7.6%

*	Less than one percent
(1)	Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.
(2)	Includes: (i) 92,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem’s family (Mr. van der Wansem disclaims beneficial ownership in the shares held in these trusts); (ii) 245,000 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner; (iii) 75,000 shares held by Mrs. van der Wansem, of which Mr. van der Wansem disclaims beneficial ownership; (iv) 60,250 shares held by a charitable foundation, of which Mr. van der Wansem is a trustee and in which he shares voting and investment power, of which Mr. van der Wansem disclaims beneficial ownership; and (v) 177,000 shares represented by options exercisable by Mr. van der Wansem within 60 days of March 30, 2010.
(3)	Includes 16,664 shares for Mr. Wrinn, 15,664 shares for Mr. Beard, 18,664 shares for Mr. Wyman, 19,664 shares for Mr. Parkhill, 17,867 shares for Mr. Griffin, and 12,167 shares for Mr. McCaffrey represented by options exercisable within 60 days of March 30, 2010.
(4)	Includes 300,682 shares represented by options exercisable within 60 days of March 30, 2010.

(5)	Mr. Beard is the direct owner of 14,597 shares and indirectly owns and shares the power to vote or dispose of 5,000 shares as the co-trustee of shares held in a family partnership of which Mr. van der Wansem is general partner.
(6)	Information as to share ownership is as of December 31, 2009 and is based on a Schedule 13G/A filed with the SEC on February 12, 2010. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., (“AWM”), the general partner of Special Situations Fund III QP, L.P., (“SSFQP”). AWM serves as the investment adviser to SSFQP. The principal business of each fund is to invest in equity and equity-related securities and other securities of any kind or nature. Messrs. Marxe and Greenhouse beneficially own a total of 1,226,367 shares of Common Stock. This amount includes 1,226,367 shares of Common Stock owned by SSFQP. Messrs. Marxe and Greenhouse have shared voting power covering 1,226,367 shares of the Company’s Common Stock and shared dispositive power covering 1,226,367 shares of the Company’s Common Stock.
(7)	Information as to share ownership is as of December 31, 2009 and is based on a Schedule 13G/A filed with the SEC on February 12, 2010. T. Rowe Price Associates, Inc. has sole voting power covering 164,300 shares of the Company’s Common Stock and sole dispositive power covering 932,600 shares of the Company’s Common Stock. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power covering 760,000 shares of the Company’s Common Stock.
(8)	Information as to share ownership is as of December 31, 2009 and is based on a Schedule 13G filed with the SEC on January 22, 2010. Royce & Associates, LLC has sole voting power and sole dispositive power over 899,109 shares of the Company’s Common Stock.
(9)	Information as to share ownership is as of December 31, 2009 and is based on a Schedule 13G/A filed with the SEC on February 1, 2010. Bank of America Corporation has shared voting power covering 509,217 of the Company’s Common Stock, and shared dispositive power covering 720,721 shares of the Company’s Common Stock. Within Bank of America Corporation, voting power is allocated to the following entities: Bank of America, National Association has shared voting power covering 509,217 shares of the Company’s Common Stock and shared dispositive power covering 720,721 shares of the Company’s Common Stock. Columbia Management Advisors, LLC has sole voting power covering 481,670 shares of the Company’s Common Stock, sole dispositive power covering 705,009 shares of the Company’s Common Stock, and shared dispositive power covering 2,812 shares of the Company’s Common Stock. Bank of America Investment Advisors, Inc. has shared voting power covering 14,647 shares of the Company’s Common Stock.

ADDITIONAL INFORMATION

Principal Accounting Fees and Services

The Board, upon the recommendation of the Audit Committee, selected KPMG, LLP (“KPMG”) on June 9, 2008 as its independent registered public accounting firm beginning with the year ended December 31, 2008, as disclosed on our Form 8-K filing on June 10, 2008.

The following table describes the fees that KPMG billed to the Company for the years ended December 31, 2009 and December 31, 2008.

	Audit Fees (1)	Audit- Related Fees	Tax Fees (2)	All Other Fees	Total Fees
2009	$573,320	$—	$51,000	$—	$624,320
2008	$528,202	$—	$44,800	$—	$573,002

(1)	Services provided relating to the audit of the Company’s consolidated financial statements and internal control over financial reporting.
(2)	Services provided to file federal and state tax returns, along with routine tax advice.

The Audit Committee pre-approves the amount and scope of all services provided by KPMG. The Audit Committee approved 100% of the services listed in the table above.

Audit Matters

The Audit Committee of the Board of Directors typically selects the accounting firm for the current year at or after the time of the annual meeting, and it expects to do so this year. KPMG has audited the consolidated financial statements of the Company for the years ended December 31, 2009 and 2008. A representative of KPMG is expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

On June 9, 2008 the Board, upon the recommendation of the Audit Committee, accepted the resignation of Caturano and Company L.P. (“Caturano”) as the Company’s independent registered public accounting firm. Caturano audited the Company’s financial statements for fiscal year 2007, and their report did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from 2007 through June 9, 2008, there were no disagreements with Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Caturano’s satisfaction, would have caused Caturano to make reference to the subject matter of the disagreement in connection with its audit reports.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheets as of December 31, 2009 and December 31, 2008 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, with the Company’s management. The Audit Committee has discussed with KPMG, the Company’s independent registered public accountants for the years ended December 31, 2009 and 2008, and with Caturano, the Company’s independent registered public accountants for the year ended December 31, 2007, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

The Audit Committee has also reviewed with KPMG independence as required by the Public Company Accounting Oversight Board concerning the matters that may affect the accountant’s independence. The Audit

Committee received from KPMG the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and discussed with KPMG the matters disclosed in this letter and their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the years ended December 31, 2009 and 2008 be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

Audit Committee

G. Mead Wyman, Chairman

Joseph F. Wrinn

J. Samuel Parkhill

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and any persons holding more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission reports regarding their holdings of and transactions in the Common Stock of the Company. The Company believes that, during 2009, its directors and officers satisfied all of these filing requirements in a timely manner.

In making these statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission and the Company.

Stockholder Proposals

Proposals to be included in the proxy statement. Under the Securities and Exchange Commission rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2011 Annual Meeting of Stockholders, the proposal must be received by us, attention: Chairman of the Board, at our principal executive offices by December 15, 2010.

Other proposals (not to be included in the proxy statement). Under our by-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board at our principal executive offices. Assuming our 2011 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 21, 2011, if you wish to bring business before the 2011 Annual Meeting, you must give us written notice no earlier than March 8, 2011 and no later than April 7, 2011.

However, if the date of the 2011 Annual Meeting is not within 30 days before or after May 21, 2011, notice by the stockholder must be received no later than ninety days prior to the 2011 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2011 Annual Meeting is given or made.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or annual report may have been sent to multiple stockholders in your household. The proxy is also posted on the Company’s website at www.btu.com under the “Investors” tab. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: BTU International Inc., 23 Esquire Road, North Billerica, Massachusetts 01862, Attention: Peter Tallian, (978) 667-4111. If you would like to receive separate copies of a proxy statement or an annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Business

The Board knows of no other business that will come before the Meeting, except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

Proxy Solicitation Process

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Company telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

APPENDIX A

BTU INTERNATIONAL, INC.

AMENDED AND RESTATED 1988 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE OF PLAN.

This 1988 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of BTU International, Inc. (“BTU”) and its participating subsidiaries (BTU and such subsidiaries being hereinafter referred to as the “Company”) may use voluntary, systematic payroll deductions to purchase shares of BTU Common Stock (“Stock”) and thereby acquire an interest in the future of the Company. For purposes of the Plan, a subsidiary is any corporation in which BTU owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock and which has been designated by the Board (as defined in Section 16) as a participating subsidiary.

2.	OPTIONS TO PURCHASE STOCK

Under the Plan, there is available an aggregate of not more than 600,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options (“options”) granted under the Plan to employees (within the meaning of Section 3401(c) of the Internal Revenue Code of 1986 (the “Code”)) of the Company (“employees”) who meet the eligibility requirements set forth in Section 3 hereof (“eligible employees”). The Stock to be delivered upon exercise of options under the Plan may be either shares of BTU authorized but unissued Stock or shares of reacquired Stock, as the Board shall determine.

3.	ELIGIBLE EMPLOYEES

Except as otherwise provided below, each employee who has completed six months or more of continuous service in the employ of the Company shall be eligible to participate in the Plan.

(a) Any employee who immediately after the grant of an option to him would (in accordance with the provisions of Sections 423 and 425(d) of the Code) own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 425 of the Code, shall not be eligible to receive an option to purchase stock pursuant to the Plan.

(b) No employee shall be granted an option under the Plan which would permit his rights to purchase shares of stock under all employee stock purchase plans of the Company and any parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 425 of the Code.

(c) No employee shall be eligible to participate in the Plan unless such employee’s customary employment with the Company is in excess of twenty hours in each week and in excess of five months in each calendar year.

4.	METHOD OF PARTICIPATION

The period July 1, 1989 to December 31, 1989, and thereafter the periods January 1 to June 30, and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering to BTU, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his participation is terminated as provided in the Plan.

5.	PAYROLL DEDUCTION

The payroll deduction authorization shall request withholding at a rate of not less than 0.5% nor more than 10% (increasing in increments of 0.5%) from the participant’s Compensation by means of substantially equal payroll deductions over the option period. For purposes of the Plan, “Compensation” shall mean all regular base compensation paid to the participant by the Company and currently includible in his gross income, including any withholding or deductions, but excluding bonuses, commissions, incentive compensation and other similar amounts. A participant may change the withholding rate of his payroll deduction authorization by written notice delivered to BTU at least 15 days prior to the first day of the option period as to which the change is to be effective. All amounts withheld in accordance with a participant’s payroll deduction authorization shall be credited to a withholding account for such participant.

6.	GRANT OF OPTIONS

Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of whole shares of Stock to be determined by dividing (a) the balance in the participant’s withholding account on the last day of the option period, by (b) the purchase price per share of the Stock determined under Section 7. The Board shall reduce, on a substantially proportionate basis, the number of shares of Stock receivable by each participant upon exercise of his option for an option period in the event that the number of shares then available under the Plan is otherwise insufficient.

7.	PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the Stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. Fair market value shall mean the Closing Price of the Stock. The “Closing Price” of Stock on any business day shall be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day. A good faith determination by the Board as to fair market value shall be final and binding.

8.	EXERCISE OF OPTIONS

If any employee is a participant in the Plan on the last business day of an option period, he shall be deemed to have exercised the option granted to him for that period. Upon such exercise, the Company shall apply the balance of the participant’s withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter, BTU shall issue and deliver certificates for said shares to the participant. No fractional shares shall be issued hereunder. Any balance of a participant’s withholding account shall be returned to the participant, except that any such balance representing a fractional share shall be retained in the withholding account and applied to the next option period.

9.	INTEREST.

No interest will be payable on withholding accounts.

10.	CANCELLATION AND WITHDRAWAL

A participant who holds an option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his options by written notice delivered to BTU. Upon such cancellation, the balance in his withholding account shall be returned to him in the month following withdrawal.

A participant may terminate his payroll deduction authorization as of any date by written notice delivered to BTU and shall thereby cease to be a participant as of such date. Any participant who voluntarily terminates his payroll deduction authorization prior to the last business day of an option period shall be deemed to have cancelled his option.

11.	TERMINATION OF EMPLOYMENT

Except as provided in the immediately following sentence, upon the termination of a participant’s service with the Company for any reason, including without limitation death, retirement, resignation, layoff or discharge, he shall cease to be a participant, and any option held by him under the Plan shall be deemed cancelled, the balance of his withholding account shall be returned to him, and he shall have no further rights under the Plan. Notwithstanding the immediately preceding sentence, in the event that a participant commences a leave of absence during an option period and such leave of absence has been approved by the Board, such participant shall be eligible to participate in the Plan with respect to such option period to the extent of payroll deductions withheld during such option period.

12.	INTENTIONALLY OMITTED

13.	PARTICIPANT’S RIGHTS NOT TRANSFERABLE

All participants granted options under the Plan shall have the same rights and privileges, and each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his lifetime only by him, and shall not be sold, pledged, assigned, or transferred in any manner. In the event any participant violates the terms of this Section, any options held by him may be terminated by the Company and upon return to the participant of the balance of his withholding account, all his rights under the Plan shall terminate.

14.	EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan shall be construed to give to any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time; nor shall it be construed to give the Company the right to require any employee to remain in its employ or to interfere with any employee’s right to terminate his employment at any time.

15.	CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of BTU by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not exercised, the option price, and the share limit provided for in Section 6 shall be appropriately adjusted.

16.	ADMINISTRATION OF PLAN

The Plan shall be administered by the Board of Directors of BTU (the “Board”), which shall have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it shall deem necessary or advisable.

BTU International, Inc.

000004
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. To elect the following (5) Directors.

+

	For	Withhold		For	Withhold		For	Withhold
01 - Paul J. van der Wansem	☐	☐	02 - G. Mead Wyman	☐	☐	03 - J. Samuel Parkhill	☐	☐

04 - John E. Beard	☐	☐	05 - Joseph F. Wrinn	☐	☐

	For	Against	Abstain
2. To act upon the proposal to amend the 1988 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	C 1234567890 J N T 1 U P X 0 2 5 4 5 1 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

016H1B

Ú  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

Proxy — BTU International, Inc.

ANNUAL MEETING

MAY 21, 2010

The undersigned hereby constitutes and appoints Paul J. van der Wansem and Peter J. Tallian, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 21, 2010 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all proposals and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE